UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report
(Date of earliest event reported): December 6, 2004

BARNWELL INDUSTRIES, INC.
(Exact name of registrant as specified in charter)

DELAWARE	1-5103	72-0496921

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Alakea Street, Suite 2900, Honolulu, Hawaii		96813

(Address of Principal Executive Offices)		ZIP Code

(808) 531-8400
Registrant's telephone number, including area code

Item 2.02. Results of Operations and Financial Condition.

      On December 6, 2004, Barnwell Industries, Inc. announced results for its fourth quarter and year ended September 30, 2004. This announcement was made via a press release entitled “Barnwell Industries, Inc. Reports Record Year-end Results, Declares a Two-for-One Stock Split in the Form of a Stock Dividend and a Cash Dividend.”

Item 8.01. Other Events.

      On December 6, 2004, Barnwell announced that its Board of Directors declared a two-for-one stock split in the form of a stock dividend. The new shares wil be distributed on January 28, 2005 to all shareholders of record as of January 11, 2005. Barnwell also announced that its Board of Directors declared a cash dividend of $0.25 per share payable January 5, 2005, to stockholders of record on December 20, 2004.

Item 9.01. Financial Statements and Exhibits.

                    (c) Exhibits.

Exhibit 99.1 Press release, dated December 6, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNWELL INDUSTRIES INC.

By: /s/ RUSSELL M. GIFFORD Russell M. Gifford Executive Vice President and Chief Financial Officer

Dated: December 6, 2004

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release, dated December 6, 2004.